Exhibit 5.1

                        [Pepper Hamilton LLP Letterhead]


                                          November 16, 2001


OraSure Technologies, Inc.
150 Webster Street
Bethlehem, Pennsylvania 18015

            Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as counsel to OraSure Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 4,094,882 shares of the Company's common stock, $0.000001 par value (the "Shares"), held by HealthCare Venture Partners V, L.P. and Pennsylvania Early Stage Partners GP, LLC.

            This opinion is delivered in  accordance  with the  requirements  of
Item 601(b)(5) of Regulation S-K under the Act.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 covering the Shares (the "Registration Statement"); (ii) the Company's Certificate of Incorporation and Bylaws, as in effect on the date hereof; (iii) certain resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares; and (iv) such other documents relating to the Company and the proposed issuance of the Shares as we have deemed necessary or appropriate as a basis for the opinions set forth below.

            In our  examination,  we have  assumed  the  legal  capacity  of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

            Members of our firm are admitted to the Bar of the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware ("GCL").

            Based upon and subject to the foregoing,  we are of the opinion that
the  Shares  have  been  duly  and  validly   issued  and  are   fully-paid  and
non-assessable by the Company under the GCL.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

            This opinion is furnished by us, as your counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission or relied upon by any other person.

                                          Very truly yours,

                                          /s/ PEPPER HAMILTON LLP